Exhibit 99.1

                            [Allegheny Ludlum Corporation Logo]
                            Executive and General Offices
                            Six PPG Place, Pittsburgh, PA 15222-5479

                            CONTACT:  Bert Delano
                                      412/394-2813
                                      Dan Greenfield
                                      412/394-3004

          FOR RELEASE:  July 23, 1996


          Pittsburgh, PA - Allegheny Ludlum Corporation today reported 1996 second quarter net income of $22,151,000 or $ .34 per share of common stock from steelmaking operations before initial one-time charges of $ .03 per share related to the pending strategic merger with Teledyne, Inc. For the quarter which ended June 30, 1996, sales were $338,553,000.

          In an exceptionally strong 1995 second quarter, Allegheny Ludlum reported net income of $34,470,000, or $ .49 per share on record sales of $390,468,000.

          "Despite continuing market pressure on selling prices for commodity stainless steels, our 1996 second quarter earnings topped this year's first quarter earnings by 7 percent on somewhat lower sales revenues," Arthur H. Aronson, Allegheny Ludlum's President and Chief Executive Officer, said. He noted that the first quarter was impacted by additional operating expenses of $ .03 per share for unplanned equipment outages. "Our unique range of engineered high value specialty materials helped mitigate the effect of price reductions of commodity stainless steels in this quarter." Aronson added, "Our average price per ton for all products dropped only 5 percent from the first quarter. The quarter also benefitted from continuing cost controls and more favorable raw material prices."

          Assets held for sale contributed $ .01 per share to the 1996 second quarter earnings versus $ .04 in the comparable 1995 period.

          United States consumption of stainless steel sheet and strip, the industry's largest product line, increased 5 percent in the four-month period ended April 30. However, in this relatively strong market compared to those of other nations, a surge of commodity stainless steels entered the U.S. at depressed prices. Imports accounted for 21 percent of the U.S. market for stainless steel sheet and strip products, versus a 19 percent penetration in the four-month period last year.

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
          On a trailing twelve-month basis, Allegheny Ludlum's Return on Capital Employed and Return on Shareholders' Equity were 18 percent and 24 percent respectively. In addition, cash generated from operations was $46,099,000 for the six month period, bringing total cash to $92,585,000 at the end of the second quarter.

          As  previously   announced,  Allegheny  Ludlum   Corporation  and
          Teledyne, Inc. have entered into a definitive agreement to combine the businesses of the two companies making each a wholly owned subsidiary of a new company, Allegheny Teledyne Incorporated. Under the terms of the definitive agreement, Teledyne shareholders will receive 1.925 shares of common stock in Allegheny Teledyne for each of their Teledyne common shares, while Allegheny Ludlum shareholders will receive one share of common stock in the new Company for each of their shares in Allegheny Ludlum. The offering of the Allegheny Teledyne shares is being made only pursuant to its prospectus contained in the joint proxy materials which were mailed beginning July 18, 1996. Special shareholder meetings of each Company are scheduled for August 15, 1996, as announced.

          Allegheny  Ludlum  is  a leading  producer  of  a  wide range  of specialty materials including stainless steels, electrical steels, tool steels, and high technology alloys. The company's common stock trades on the New York Stock Exchange (Symbol:
          ALS).


























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
        Allegheny Ludlum Corporation and Subsidiaries

        Consolidated Statement of Income
        (Unaudited-In thousands of dollars except per share amounts)

                               Fiscal Quarter Ended    Fiscal    Six    Months
        Ended
                               6/30/96     7/02/95        6/30/96    7/02/95
                               -------     -------        -------    -------

        Net Sales              $338,553    $390,468       $691,655   $785,800

        Cost of products sold   266,147     301,306        552,254    615,048
        Research, development
         and technology          10,682      12,067         21,574     23,284
        Commercial and
         administrative          14,579      14,323         27,158     28,356
        Depreciation and
         amortization            11,380       9,630         22,843     19,496
                               --------    --------       --------   --------
        Income from steel
         operations              35,765      53,142         67,826     99,616

          Operating earnings
             from assets held
             for sale               700       4,254          1,876      7,268

          Interest expense-
             net                 (1,783)       (119)        (3,116)
        (876)

          Other income-net        1,094         860          1,690      1,153
                               --------    --------       --------   --------

        Income before
          income taxes           35,776      58,137         68,276    107,161

        Income taxes             15,315      23,667         28,716     43,837
                               --------    --------       --------   --------
        Net Income              $20,461     $34,470        $39,560    $63,324
                               --------    --------       --------   --------

        Average Shares
          of Common Stock
          Outstanding        66,009,201  69,959,030      6 6 , 3 0 0 , 7 8 6
        70,263,501
                             ----------  ----------     ----------   ---------
        -
        Per Common Share:
          Primary              $ .31       $ .49          $ .60      $ .90
                               -----       -----          -----      -----
          Fully Diluted         --         $ .47            --       $ .86

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
                                          -----                     -----
        Dividends Declared
         per Share             $ .13       $ .12          $ .26      $ .24
                               -----       -----          -----      -----
        ----------------------------------------------------------------------
        -
        Net Tons                135,851     145,176       270,376     310,559
        ----------------------------------------------------------------------
        -


        Consolidated Balance Sheets
        (Unaudited-In thousands of dollars)

                                  June 30, 1996        December 31, 1995
                                  -------------        -----------------

        Net Working Capital          $306,316             $270,787

        Properties-Net                442,102              451,623
        Assets Held for Sale           21,546               46,477
        Other Assets                  197,471              191,898
                                     --------             --------
                                      967,435              960,785

        Long-Term Debt                179,847              181,157
        Other Long-Term Obligations   410,932              404,180
                                     --------             --------

        Shareholders' Equity         $376,656             $375,448
                                     ========             ========


        Detailed balance sheet available on request.




        Consolidated Statement of Cash Flows
        (Unaudited-In thousands of dollars)

        Fiscal Six Months Ended         June 30, 1996     July 2, 1995
        ------------------------------  -------------     ------------

        Cash from operating activities     $46,099           $107,782

        Cash from (used by) investing
          activities                         8,661             (9,893)

        Cash used by financing activities  (33,088)           (39,519)
                                           -------           --------


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
        Increase in cash and
          cash equivalents                  21,672             58,370

        Balance of cash and cash
          equivalents at beginning
          of period                         70,913             11,185
                                           -------           --------

        Cash and cash equivalents          $92,585            $69,555
                                           -------           --------


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